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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 23, 2003


                          Commission File Number 1-6227



                          LEE ENTERPRISES, INCORPORATED
             (Exact name of Registrant as specified in its charter)


                Delaware                             42-0823980
        (State of Incorporation)         (I.R.S. Employer Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    (Address of Principal Executive Offices)


                                 (563) 383-2100
               Registrant's telephone number, including area code





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

Item 9.  Regulation FD Disclosure

On June 23, 2003, Lee Enterprises, Incorporated (the Registrant) reported its revenue for the month of May 2003, and is furnishing the related release under
Item 12. The following exhibit is included herein:

EXHIBIT 99.1  Monthly Revenue Release - May 2003



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LEE ENTERPRISES, INCORPORATED



Date:  June 23, 2003                    /s/ Carl G. Schmidt
                                        ------------------------------------
                                        Carl G. Schmidt
                                        Vice President, Chief Financial Officer,
                                        and Treasurer

EXHIBIT 99.1  Monthly Revenue Release - May 2003

LEE ENTERPRISES
215 Main St.
Davenport, IA 52801-1924
www.lee.net


NEWS RELEASE

Lee Enterprises reports May revenue and June earnings outlook

DAVENPORT, Iowa (June 23, 2003) - Lee Enterprises, Incorporated (NYSE: LEE), reported today that same property publishing revenue(2) decreased 1.0 percent in May compared with an exceptionally strong performance a year ago. Year to date, same property publishing revenue was up 2.3 percent.

Excluding the effects of acquisitions and divestitures, total advertising revenue was down 3.5 percent for the month and up 1.6 percent year to date. Retail advertising revenue was down 3.7 percent for the month and up 2.5 percent year to date. Classified advertising revenue was down 3.4 percent for the month and up 0.5 percent year to date. For the month, employment classified advertising was down 17.2 percent, automotive up 7.2 percent, real estate up 9.0 percent, other newspaper classified categories down 1.2 percent, and classified in alternative publications down 8.9 percent. National advertising revenue, a small category for Lee, was down 1.7 percent for the month and down 3.5 percent year to date. Circulation revenue was down 0.7 percent for the month and down
0.3 percent year to date. Online revenue was up 26.4 percent for the month and up 34.7 percent year to date.

Including the results of acquisitions and divestitures, total publishing revenue increased 3.7 percent on a reported basis.

At the 15 newspapers Lee acquired in their entirety in April 2002, revenue in May increased 3.2 percent(3). Publishing revenue of the former Howard newspapers increased 14.0 percent on a reported basis, due to the inclusion of Sioux City Newspapers (SCN) in revenue in the current year. Lee's purchase of Howard Publications in April 2002 included 15 daily newspapers and a 50 percent interest in SCN. Lee acquired the remaining 50 percent interest of SCN in July 2002.

Mary Junck, chairman and chief executive officer, said, "Both May and June a year ago were standouts, with retail growth in the high single digits. This year, ad sales softened in many of our markets after a very good April, and while June is tracking positively over the prior year the advertising environment remains in flux."

She said Lee expects earnings for the June quarter to be in the range of 45-47 cents per diluted common share. For the six months ended March 2003, earnings per diluted common share have risen 23.5 percent.

Lee Enterprises is based in Davenport, Iowa, and is the premier publisher of daily newspapers in midsize markets. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also publishes more than 175 weekly newspapers, shoppers and classified and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

The monthly and year-to-date statistical information follows.

                          LEE ENTERPRISES, INCORPORATED
                         Revenue and Statistical Summary
                                     May 2003
                                   (Unaudited)

                                PUBLISHING REVENUE

                                       May                      Year To Date
(Thousands)                 ---------------------------  ---------------------------
                               2003      2002       %       2003      2002       %
                            --------- --------- -------  --------- --------- -------
                              (1)(2)    (1)(2)               (2)      (2)
Advertising:
  Retail..................  $ 14,428  $ 14,985   (3.7)%  $110,989  $108,294    2.5 %
  National................       811       825   (1.7)      6,532     6,767   (3.5)
  Classified:
    Daily newspapers:
      Employment..........     1,695     2,047  (17.2)     13,381    14,169   (5.6)
      Automotive..........     1,962     1,831    7.2      13,984    13,775    1.5
      Real estate.........     1,495     1,372    9.0      11,105    10,248    8.4
      All other...........     1,469     1,487   (1.2)      9,470     9,578   (1.1)
    Alternative
      publications........     1,815     1,993   (8.9)     13,413    13,282    1.0
                            --------- ---------          --------- ---------
    Total classified......     8,436     8,730   (3.4)     61,353    61,052    0.5
                            --------- ---------          --------- ---------
    Total advertising.....    23,675    24,540   (3.5)    178,874   176,113    1.6
Circulation...............     6,671     6,717   (0.7)     53,594    53,733   (0.3)
Online....................       828       655   26.4       5,771     4,283   34.7
Other.....................     5,481     5,119    7.1      39,105    36,923    5.9
                            --------- ---------          --------- ---------
    Total, Same property..    36,655    37,031   (1.0)    277,344   271,052    2.3
Acquired/divested
 properties:
  Acquisitions............    21,178    18,576   14.0     161,004    35,625     NM
  Divestitures............       --        172     NM         --      3,461     NM
                            --------- ---------          --------- ---------
Total acquired/divested
 properties...............    21,178    18,748   13.0     161,004    39,086     NM
                            --------- ---------          --------- ---------
    Total publishing
    revenue...............  $ 57,833  $ 55,779    3.7 %  $438,348  $310,138   41.3 %
                            ========= =========          ========= =========


                            DAILY NEWSPAPER ADVERTISING VOLUME

                                        May                      Year To Date
                              -------------------------    -------------------------
(Thousands of Inches)           2003      2002      %        2003      2002      %
                              -------   -------  ------    -------   -------  ------
                               (1)(2)    (1)(2)              (2)       (2)

Retail....................       521       552   (5.6)%     4,054     4,064   (0.2)%
National..................        29        35  (17.1)        199       234  (15.0)
Classified................       525       510    2.9       3,718     3,675    1.2
                              -------   -------            -------   -------
    Total, Same property..     1,075     1,097   (2.0)%     7,971     7,973   (0.0)%
                              =======   =======            =======   =======

Notes to Revenue and Statistical Summary:

(1) The month had one more Saturday and one fewer Wednesday than the prior period. The year to date had one more Saturday and one fewer Monday than the prior period.
(2) Beginning in March 2003, same property revenue excludes revenue of Madison Newspapers, Inc. (MNI), in order to comply with newly issued SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(3) Same property revenue related to newspapers acquired from Howard Publications excludes revenue of Sioux City Newspapers (SCN). Lee owned 50% of the capital stock of SCN during the period from April through June 2002, which was accounted for using the equity method of accounting. Year to date same property revenue information is not meaningful due to the consummation of the acquisition at a date during the fiscal year. The following table reconciles Howard acquisition revenue on a same property basis to revenue as reported.

                                                               May
                                                  -----------------------------
    (Thousands)                                     2003         2002       %

    Howard acquisition revenue..............      $19,170      $18,576     3.2%
    SCN.....................................        2,008          --       NM
                                                  --------     -------
    Total publishing revenue................      $21,178      $18,576    14.0%
                                                  ========     =======

(4) The Company's fiscal year ends on September 30.
(5) The Company disclaims responsibility for updating information beyond release date.


The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.


Contact: dan.hayes@lee.net, (563) 383-2100






















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